UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2020

CHINOOK THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Fairview Avenue East, Suite 100

Seattle, WA 98102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 485-7051

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On October 5, 2020, Aduro Biotech, Inc. (“Aduro”), completed its acquisition of Chinook Therapeutics U.S., Inc. (“Private Chinook”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of June 1, 2020, as amended on August 17, 2020, by and among Aduro, Private Chinook and Aspire Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Aduro (the “Merger”). Immediately following the Merger, Aduro changed its name to “Chinook Therapeutics, Inc.” (the “Company”) and thereafter focused on discovering, developing and commercializing precision medicines for kidney diseases.

In connection with the Merger, Aduro sought to explore possible opportunities to realize value for its non-renal assets, including the potential spin-out and financing of a subsidiary to develop such assets. Accordingly, Aduro entered into a Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which Aduro’s common stockholders received one contingent value right for each outstanding share of Aduro common stock held by such stockholder, which provided an opportunity for Aduro’s existing stockholders to realize value for the non-renal assets. The CVR Agreement provided that a special committee (the “CVR Special Committee”), comprised of two Aduro board designees and one Private Chinook board designee, were delegated the sole responsibility, authority and discretion for managing and conducting any sale process with respect to the non-renal assets.

On November 19, 2020, following completion of a thorough financing and partnership outreach process led by Aduro’s former management team and third-party advisors, the CVR Special Committee recommended, and the Board of Directors of the Company approved, terminating further development activities for the ADU-S100 (MIW815) Stimulator of Interferon Genes (STING) pathway activator program, including winding down the ongoing phase 2 clinical trial for patients with recurrent or metastatic squamous cell carcinoma of the head and neck (SCCHN). Patients currently enrolled in the SCCHN trial will continue to receive treatment, per protocol. In addition, all development activities for ADU-S100 (MIW815) in bladder cancer will be discontinued.

The Collaboration Agreement with Novartis Pharmaceutical Corporation dated March 12, 2015 for STING pathway activator product candidates in oncology remains in effect. In addition, the Company intends to continue to pursue business development opportunities for the other non-renal assets to potentially realize value for such assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINOOK THERAPEUTICS, INC.

Date: November 20, 2020	By:	/s/ Eric L. Dobmeier
	Name:	Eric L. Dobmeier
	Title:	President and Chief Executive Officer

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